UMAMI SUSTAINABLE SEAFOOD INC.
Pro Forma Statement of Financial Position for acquisition of Baja and Oceanic
As of  9/30/2010
(unaudited)
(in thousands)

					Remove	9/30/2010
				Interco	Equity	Pro Forma
	Umami	Baja	Oceanic	Elim	Loss	Combined
Current assets:
Cash and cash equivalents	$274	$2,867	$78	$-	$-	$3,219
Accounts receivable, trade	86	2,315	32	-	-	2,433
Accounts receivable, shareholder and other related party	9	115	2,922	(2,920)	-	126
Inventories	27,006	22,692	36	-	-	49,734
Other current assets	903	221	74	-	-	1,198
Total current assets	28,278	28,210	3,142	(2,920)	-	56,710

Property and equipment, net	9,217	3,759	173	-	-	13,149
Investments in and advances to unconsolidated affiliates	12,936	-	-	(5,103)	164	7,997
Other assets	11	421	548	-	-	980
Total assets	$50,442	$32,390	$3,863	$(8,023)	$164	$78,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$13,664	-	-	-	-	$13,664
Accounts payable, trade	2,849	2,298	187	-	-	5,334
Accounts payable to shareholder and other related parties	1,819	36,510	3,502	(8,023)	-	33,808
Accrued liabilities	848	-	15	-	-	863
Income taxes payable	88	-	-	-	-	88
Deferred income taxes	149	-	-	-	-	149
Total current liabilities	19,417	38,808	3,704	(8,023)	-	53,906
Long term debt	2,119	3,200	-	-		5,319
Note payable to shareholder	11,589	-	-	-		11,589
Derivative warrant liability	729	-	-	-	-	729
Obligations under capital leases	27	-	-	-	-	27
Total liabilities	33,881	42,008	3,704	(8,023)	-	71,570

Commitments and contingencies

Stockholders’ equity:
Common stock	46	7,707	10	-	-	7,763
Additional paid-in capital	7,634	68	1,000	-	-	8,702
Retained earnings	6,028	(17,393)	(851)		164	(12,052)
Accumulated other comprehensive income	3,500	-	-	-	-	3,500
Total Umami stockholders’ equity	17,208	(9,618)	159	-	164	7,913
Noncontrolling interests in VIE’s:
Lubin	(1,981)	-	-	-	-	(1,981)
BTH Joint Venture	1,334	-	-	-	-	1,334
Total noncontrolling interest	(647)	-	-	-	-	(647)
Total equity	16,561	(9,618)	159	-	164	7,266
Total liabilities and stockholders’ equity	$50,442	$32,390	$3,863	$(8,023)	$164	$78,836

UMAMI SUSTAINABLE SEAFOOD INC.
Pro Forma Statement of Operations for acquisition of Baja and Oceanic
Three Months Ended 9/30/2010
(unaudited)
(in thousands, except per share data)

					Remove
				Interco	Equity	Total
	Umami	Baja	Oceanic	Elim	Income	Consolidated

Net revenue	$-	$3,492	$600	$(600)	$-	$3,492
Cost of goods sold	-	(3,287)	-	-	-	(3,287)

Gross profit	-	205	600	(600)	-	205

Other operating income	17	-	-	-	-	17
Selling, general and administrative expenses	(1,308)	(736)	(555)	300	-	(2,299)
Research and development expenses	(63)	-	-	-	-	(63)

Operating income (loss)	(1,354)	(531)	45	(300)	-	(2,140)

Gain from foreign currency transactions	428	-	-	-	-	428
Gain on derivative stock warrants	45	-	-	-	-	45
Loss from investment in unconsolidated affiliates	(164)	-	-	-	164	-
Bargain purchase on business combination	-	-	-	-	-	-
Amortization of deferred financing costs	-	-	-	-	-	-
Interest expense, net	(484)	(653)	(2)	-	-	(1,139)
Other Income (expense), net	-	98	(402)	-	-	(304)

Loss before provision for income taxes	(1,529)	(1,086)	(359)	(300)	164	(3,110)

Income tax provision	30	-	-	-	-	30

Net loss	(1,559)	(1,086)	(359)	(300)	164	(3,140)

Add net losses attributable to the non-controlling interests:
Lubin	-	-	-	-	-	-
Marpesca	-	121	-	-	-	121
BTH Joint Venture	73	-	-	-	-	73
Net loss attributable to Umami stockholders	$(1,486)	$(965)	$(359)	$(300)	$164	$(2,946)

Basic and diluted net loss per share attributable to Umami stockholders	$(0.03)					$(0.05)
Weighted-average shares outstanding, basic and diluted	46,291					56,291

UMAMI SUSTAINABLE SEAFOOD INC.
Pro Forma Statement of Operations for acquisition of Baja and Oceanic
Fiscal Year Ended 6/30/2010
(unaudited)
(in thousands, except per share data)

					FY 2010
				Interco	Total
	Umami	Baja	Oceanic	Elim	Consolidated

Net revenue	$25,326	$6,988	$2,731	$(2,400)	$32,645
Cost of goods sold	(20,074)	(7,127)	(226)	-	(27,427)

Gross profit	5,252	(139)	2,505	(2,400)	5,218

Other operating income	46	-	-	-	46
Selling, general and administrative expenses	(3,094)	(4,136)	(1,765)	1,200	(7,795)

Operating income (loss)	2,204	(4,275)	740	(1,200)	(2,531)

Loss from foreign currency transactions	(1,700)	(355)	-	-	(2,055)
Interest income (expense), net	(981)	5	(234)	-	(1,210)

Income (loss) before provision for income taxes	(477)	(4,625)	506	(1,200)	(5,796)

Income tax provision (benefit)	462	(34)	-	-	428

Net income (loss)	(939)	(4,591)	506	(1,200)	(6,224)

Add net losses attributable to the non-controlling interests:
Lubin	1,106	-	-	-	1,106
Marpesca	-	270	-	-	270
BTH Joint Venture	274	-	-	-	274
Net income (loss) attributable to Umami stockholders	$441	$(4,321)	$506	$(1,200)	$(4,574)

Basic and diluted net income (loss) per share attributable to Umami stockholders	$0.01				$(0.11)
Weighted-average shares outstanding, basic and diluted	30,042				40,042

NOTES

1.  Background Information

As of June 30, 2010, Atlantis Group hf (Atlantis), the Company’s principal stockholder, had advanced $4.9 million as a deposit toward the purchase price of the anticipated acquisition by Umami of Baja Aqua Farms, S.A. de C.V., a Mexican corporation (Baja) and its affiliate Oceanic Enterprises, Inc., a California corporation (Oceanic). Baja owns and operates facilities and equipment in Mexico where it farms Pacific Northern Bluefin Tuna for sale primarily into the Japanese sushi and sashimi market.

On July 20, 2010, the Company entered into a stock purchase agreement with Corposa, S.A. de C.V., Holshyrna ehf, and certain other parties, providing for the sale from Corposa and Holshyrna of 33% of the equity of Baja and Oceanic. The agreement provided for acquisition of 33% interests in each entity for $8 million, which was funded by Atlantis and charged against the Company’s line of credit from Atlantis.

As part of the stock purchase agreement, the Company also acquired the option, exercisable by September 15, 2010, to purchase all remaining Baja shares in consideration for the issuance of a) 10,000,000 restricted shares of common stock of the Company and b) the payment in cash of $10.0 million. On September 15, 2010, the Company exercised the option and on September 27, 2010, the parties to the agreements entered into amendments to each of the agreements requiring certain capital distributions plus an additional $2.0 million related to the amendments to be made to the selling parties on or before November 30, 2010.  On November 30, 2010, the Company consummated the acquisition of Baja and Oceanic.  However, instead of making the $10.0 million cash payment described above, the Company, paid $7.8 million in cash and issued zero interest promissory notes in the aggregate principal amount of $2.2 million on November 30, 2010. The notes which were unsecured were due and paid on December 10, 2010.  The $19.1 million paid for the purchase of Baja and Oceanic, as disclosed in the statement of cash flows, is comprised of the $12.0 million paid at the acquisition date plus $7.5 million of working capital advances, net of $0.4 million cash acquired.

The pro forma condensed financial statements should be read in conjunction with the historical financial and accompanying notes of Baja and Oceanic found in exhibits 99.2 and 99.3 and the historical consolidated financial statements and accompanying notes of Umami Sustainable Seafood Inc., included in our annual report in Form 10-K for the fiscal year ended June 30, 2010, and the quarterly report on Form 10-Q for the quarter ended September 30, 2010.

2.  Basis of presentation

The consolidated financial statements of Umami and its wholly-owned subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). All significant intercompany accounts and transactions have been eliminated.

The unaudited pro forma condensed balance sheet and statement of operations as of September 30, 2010 and June 30 2010 are based on the historical financial statements of Umami, Baja and Oceanic after giving effect to the Company’s acquisition of 33% of Baja and Oceanic on July 20, 2010 and the remaining 67% on November 30, 2010.

The pro forma financial statements give effect to the merger as if it had occurred on:
-	June 30, 2010 for presenting the September 30, 2010 three month statement of operations,
-	June 30, 2009 for presenting the June 30, 2010 fiscal year statement of operations, and on
-	June 30, 2010 for presenting the September 30, 2010 statement of financial position

Umami will include Baja and Oceanic in its consolidated results from December 1, 2010 forward.

All amounts are stated in thousands of USD, unless indicated otherwise.

3.  Accounting estimates

The preparation of financial statements in conformity with US GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management exercises significant judgment in estimating both the quantities and the fair value of tuna inventories. Actual results may differ from those estimates.

Additional information regarding the accounting policies of Baja and Oceanic can be found in the footnotes to their audited financial statements found in exhibits 99.2 and 99.3.